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                                                                   EXHIBIT 23.05

              [LETTERHEAD OF MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.]

                          INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use in this Registration Statement of eUniverse, Inc. on Form 10 of our report dated November 17, 1999 relating to the financial statements of Gamer's Alliance, Inc., and to the reference to our Firm under the caption "Experts" in such Registration Statement.



                                    Merdinger, Fruchter, Rosen & Corso, P.C.
                                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                    Certified Public Accountants

New York, New York
December 28, 1999